UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2008

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185		62-0803242
(State or Other Jurisdiction	(Commission File Number)		(IRS Employer
of Incorporation)			Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE		38103
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)      On February 25, 2008, the Compensation Committee of the Board of Directors of the company took certain actions which resulted in the grant, creation, or supplement of compensatory agreements or arrangements with executive officers of the registrant who are expected to be named in the executive compensation disclosures of the Corporation’s 2008 proxy statement (“2007 Named Executive Officers”). The 2007 Named Executive Officers are: Gerald L. Baker; D. Bryan Jordan; Charles G. Burkett; Mark A. Medford; Sarah L. Meyerrose; J. Kenneth Glass; Marlin L. Mosby, III; Elbert L. Thomas, Jr.; and John P. O’Connor. During 2007 Mr. Glass retired completely, Messrs Thomas and O’Connor retired from executive officer status in anticipation of a full retirement in 2008, and Mr. Mosby moved within the company and so ceased to be an executive officer within the Securities and Exchange Commission’s rules; those four persons are referred to in this Report as the “Former Executives.”

The matters discussed below include final determinations concerning previously-granted performance awards, the modification of a previously-agreed bonus payment, and the establishment of 2008 salaries.

Actions related to Bonus and Equity Awards having Performance Periods ending in 2007

Summary: The components of executive-level compensation dependent on corporate performance for 2007 or for periods ending in 2007, in nearly every case for nearly every 2007 Named Executive Officer, were determined to be substantially or entirely forfeited.

Details: The Committee made the following determinations regarding payment, retention, forfeiture, and vesting of the following awards granted in the past to the 2007 Named Executive Officers:

Details of Performance Award Actions Taken

Performance Award Type		Action Taken
1.	2007 annual cash bonus awards under the 2002 Management Incentive Plan (MIP)	1.	The Committee determined that the pre-established corporate performance criteria for 2007 were not met. 2007 bonus amounts therefore were determined to be zero for three of 2007 Named Executive Officers, including Mr. Baker, and were substantially below target for three others, as noted below.
2.	Long-term Incentive Program (LTIP) awards – 2005-2007 performance period	2.	The Committee determined that the pre-established performance criteria for the period 2005-2007 were not met. The LTIP awards granted in 2005 with that performance period therefore were determined to be 100% forfeited.
3.	PARSAP restricted shares granted in 2005 – acceleration of vesting	3.	The Committee determined that the pre-established performance criteria for the period 2005-2007 were not met. Vesting of the PARSAP awards granted with that performance period therefore was not accelerated.

Exceptions to total forfeiture:

1.	Bonus. As part of his hiring package, Mr. Jordan was guaranteed a bonus at the target level for 2007, his first year with the Corporation. Mr. Medford, a business unit head, achieved business unit results (in the Corporation’s capital markets unit) that warranted a 2007 cash bonus of $400,000; his bonus is based on a pool concept which has no formal target levels, but that actual bonus is significantly less than the 2007 bonus for which he was eligible based on the pool provided in the FTN Financial Bonus Plan. Mr. Thomas and Mr. O’Connor, each a 2007 Retiree, each received a 2007 bonus of $150,000; in each case the actual bonus was less than 50% of target. Mr. Mosby’s 2007 bonus was not paid under the MIP due to his move in the first half of the year; the MIP applies only to certain executives. Mr. Glass was not considered for a 2007 bonus due to his retirement early in the year.

2.	LTIPs. No exceptions.

3.	PARSAP. No exceptions.

The amounts forfeited as a result of the actions described above are summarized in the following table. Mr. Glass is not listed as he did not participate in 2007 performance awards; his earlier performance awards were forfeited upon retirement.

Amounts of 2007 Performance Compensation Paid and Forfeited

	Amount of	Amount of	LTIP Awards Forfeited
	2007 Actual	2007 Target	(2005-07 Performance Period)
	MIP Bonus	MIP Bonus	# of Units	Dollar Value of
Officer	Paid ($)	Forfeited ($)	Forfeited	Forfeited Units
Mr. Baker	- 0 -	1,000,000	31,805	593,799
Mr. Jordan	NA	NA	NA	NA
Mr. Burkett	- 0 -	524,000	31,805	593,799
Mr. Medford	400,000	NA	NA	NA
Ms. Meyerrose	- 0 -	470,000	19,346	361,190
Mr. Mosby	NA	NA	17,349	323,906
Mr. Thomas	150,000	290,000	21,712	405,363
Mr. O’Connor	150,000	225,000	18,453	344,518

The bonus amounts shown reflect target levels rather than the maximum possible bonus amounts, and show the degree to which the actual bonus amount was less than the target amount. Mr. Jordan’s bonus amount is shown as “NA” because his actual bonus was the minimum paid under his hiring arrangement. Mr. Medford’s target amount is “NA” because his MIP bonus is paid under a pool arrangement that has no set target; his maximum bonus under the MIP is $4 million. Mr. Mosby’s bonus amount is “NA” because, due to his move, his 2007 bonus was not paid under the MIP. The LTIP amounts for Messrs Jordan and Medford are “NA” because they did not receive LTIP awards in 2005.

The LTIP amounts shown in the table are the maximum amounts that would have been payable had the applicable performance criteria been met. The 2005 LTIP awards were denominated primarily in terms of a number of performance share units. Upon vesting, each unit would have represented the cash value of a share of common stock at that time. The dollar values for the 2005 LTIPs were calculated using $18.67 per share, the average of the high and low market values on February 25, 2008.

Mr. Jordan’s 2007 Bonus under his Hiring Arrangement

Mr. Jordan’s hiring arrangement provided that his cash annual bonus for 2007, his first year with the company, would not be less than 100% of target. His actual bonus for 2007 was the agreed target, $650,000. On February 25, 2008 the form of Mr. Jordan’s 2007 bonus was modified. A portion of that bonus will be paid in the form of options to purchase 50,000 shares at an exercise price of $25 per share. That price represents a premium of $6.33 per share over the average market price of the company’s stock on February 25, 2008, as noted above. The options are vested upon grant and have an expiration date seven years from grant, subject to possible early termination if Mr. Jordan’s employment with the company ends. For purposes of determining how the bonus would be apportioned, the Corporation valued the options at $81,000 using a Black-Scholes methodology. The remainder of that bonus, $569,000, will be paid in cash as originally agreed.

2008 Salaries

On February 25 the Committee established the following salaries for 2008 for the 2007 Named Executive Officers other than the Former Executives: Mr. Baker, $827,000; Mr. Jordan, $672,000; Mr. Burkett, $728,000; Mr. Medford, $642,000; and Ms. Meyerrose, $485,000. In each case the new salaries reflected an increase of about 3.4% over last year. A schedule showing the 2008 salaries for the 2007 Named Executive Officers is filed with this Report as Exhibit 10.7(r) .

ITEM 9.01.      Financial Statements and Exhibits

(d) Exhibits

Exhibit #	Description
*10.5(r)	Form of stock option grant notice used for special grant to Mr. Jordan in lieu of bonus
*10.7(r)	Description of salaries of the 2007 Named Executive Officers

* Denotes a management contract or compensatory plan or arrangement.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2008, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

*   *   *   *   *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: February 29, 2008	By: /s/ D. Bryan Jordan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.5(r) - Form of stock option grant notice used for special grant to Mr. Jordan in lieu of bonus

Exhibit 10.7(r) - Description of salaries of the 2007 Named Executive Officers